SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 29, 2009

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 29, 2009, the Registrant entered into a First Modification, Waiver and Acknowledgement Agreement (the “Agreement”) with Fornova Pharmaworld, Inc. (“Fornova”). The Registrant and Fornova had previously entered into a convertible promissory note in the principal amount of $500,000 with a maturity date of August 28, 2009 (the “Convertible Note”). The Convertible Note is convertible into shares of the Registrant’s common stock at a conversion price of $1.01 per share.

Under the terms of the Agreement, the Registrant and Fornova agreed to extend the maturity date of the Convertible Note until January 1, 2010. The Company also agreed to use its best efforts to seek shareholder approval to reduce the conversion price of the Convertible Note to $0.50, however the conversion price shall remain at $1.01 if shareholder approval is not obtained. Lastly, the Agreement provides that all interest accrued on the Convertible Note shall be deferred until December 31, 2009.

A copy of the Convertible Note is attached hereto as Exhibit 10.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

10.1	First Modification, Waiver and Acknowledgement Agreement dated August 29, 2009

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Richard J. Freer, Ph.D.
Richard J. Freer, Ph.D.
Chief Operating Officer

Dated: September 2, 2009

EXHIBIT INDEX

Number	Description of Exhibit

10.1	First Modification, Waiver and Acknowledgement Agreement dated August 29, 2009